Exhibit 99.1
      JOINT FILER INFORMATION

      Each of the following joint filers has designated CGLH Partners I LP as the "Designated Filer" for purposes of Item 1 of the attached Form 4:

      (1)  CGLH Partners II LP
           745 Seventh Avenue, New York, NY 10019

      (2)  LB Interstate GP LLC
           745 Seventh Avenue, New York, NY 10019

      (3)  LB Interstate LP LLC
           745 Seventh Avenue, New York, NY 10019

      (4)  PAMI LLC
           745 Seventh Avenue, New York, NY 10019

      (5)  Property Asset Management Inc.
           745 Seventh Avenue, New York, NY 10019

      (6)  Lehman ALI Inc.
           745 Seventh Avenue, New York, NY 10019

      (7)  Lehman Brothers Holdings Inc.
           745 Seventh Avenue, New York, NY 10019

      (8)  Quadrangle Trust Company (BVI) Limited
           PO Box 438, Tropic Isle Building, Wickshams Cay 1,
           Roadtown, Tortola, British Virgin Islands

      (9)  Grosvenor, LC
           545 E. John Carpenter Freeway,
           Suite 1400, Irving, Texas 75062

      Issuer & Ticker Symbol        Interstate Hotels & Resorts, Inc. (IHR)
      Date of Event                 05/28/2004